UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 8, 2020 (September 2, 2020)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed in connection with a lawsuit filed against, and a notice of an alleged default delivered to, Transocean Inc. and Transocean Ltd. (together, “Transocean”) relating to Transocean’s previously announced internal reorganization and exchange offers (the “Exchange Offers”).

In connection with the lawsuit, on September 3, 2020, Transocean, as defendant, and funds managed by, or affiliated with, Whitebox Advisors LLC (“Whitebox”), as plaintiffs, presented its arguments to the United States District Court for the Southern District of New York (the “Court”) regarding a request for a temporary restraining order and preliminary injunction (the “TRO and Injunction”) relating to the Exchange Offers. At the conclusion of the hearing, the Court promptly denied the TRO and Injunction request. In addition, on September 7, 2020, Transocean responded to the notice of alleged default demanding that it be withdrawn. See Items 2.04 and 8.01 below.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice of Default

On September 2, 2020, funds managed by, or affiliated with, Pacific Investment Management Company LLC (“PIMCO”) and Whitebox, who together hold 25.1% in aggregate principal amount of Existing 2027 Guaranteed Notes, delivered a notice of default and conditional declaration of acceleration (the “Notice”) to Transocean Inc. alleging a breach of the indenture (the “2027 Notes Indenture”) governing Transocean Inc.’s 8.00% Senior Notes due 2027 (“Existing 2027 Guaranteed Notes”). The Notice alleges a default occurred following Transocean’s previously announced internal reorganization, which included the formation of Transocean Mid Holdings 1 Limited (“Mid Holdings 1”), Transocean Mid Holdings 2 Limited (“Mid Holdings 2”) and Transocean Mid Holdings 3 Limited (“Mid Holdings 3”, and collectively with Mid Holdings 1 and Mid Holdings 2, the “Structurally Senior Guarantors”). PIMCO and Whitebox allege that the Structurally Senior Guarantors should have, but did not, guarantee the Existing 2027 Guaranteed Notes. In addition, counsel to PIMCO and Whitebox indicated that a similar notice, based on the same alleged default, may be delivered with respect to Transocean Inc.’s 7.50% Senior Notes due 2025 (the “Existing 2025 Guaranteed Notes”). Transocean has not received any such notice with respect to the Existing 2025 Guaranteed Notes as of the time of the filing of this Current Report on Form 8-K.

Transocean strongly disagrees with the assertion made by PIMCO and Whitebox in the Notice and, on September 7, 2020, Transocean delivered a response to PIMCO and Whitebox demanding a withdrawal of the Notice. Transocean maintains that the internal reorganization and Exchange Offers comply with the terms of its existing indentures (including the 2027 Notes Indenture) and that the Structurally Senior Guarantors are not required to, and will not, guarantee any of Transocean’s existing notes (including the Existing 2027 Guaranteed Notes). Transocean believes the allegation is meritless and will continue to defend itself vigorously against such claim and any related future claims to ensure that any such wrongful notices do not result in an improper event of default or acceleration.

As of June 30, 2020, $750 million aggregate principal amount of Existing 2025 Guaranteed Notes and $750 million aggregate principal amount of Existing 2027 Guaranteed Notes were outstanding. As of 11:59 p.m., New York City time, on September 4, 2020, approximately $210 million or 28% of the Existing 2025 Guaranteed Notes and approximately $149 million or 20% of the Existing 2027 Guaranteed Notes had been tendered in the Exchange Offers, which would no longer be outstanding if purchased in the Exchange Offers.

If it is ultimately determined that a default exists under the 2027 Notes Indenture and that the Notice was properly provided by such holders, following a 90-day grace period, upon a valid declaration of acceleration by at least 25% of the then outstanding aggregate principal amount of the 2027 Notes, all unpaid principal, interest and other obligations under the 2027 Notes Indenture would be due and payable unless holders waived such acceleration or the underlying default had been cured. An acceleration of Transocean’s obligations under the 2027 Notes Indenture would result in an event of default under its $1.3 billion revolving credit facility, which, upon the direction of, and if not waived by, the lenders holding at least 50% of the principal amount of commitments under the revolving credit facility could result in a termination of the commitments and acceleration of all outstanding principal thereunder. As of June 30, 2020, Transocean had no outstanding borrowings and $25 million of letters of credit issued under its revolving credit facility.

Item 7.01	Regulation FD Disclosure.

Extension of Exchange Offers

On September 8, 2020, Transocean announced that, as a result of the interference caused by the filing of the TRO and Injunction and the delivery of the Notice, both of which Transocean believes are meritless, Transocean has elected to extend the Exchange Offers until 5:00 p.m., New York City time, on September 9, 2020, to provide eligible holders of Existing Notes the opportunity to continue to support Transocean and participate in the Exchange Offers.

A copy of Transocean’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Successful Dismissal of Requests for Temporary Restraining Order and Preliminary Injunction

On September 2, 2020, Whitebox, as a holder of Transocean Inc.’s Existing 2025 Guaranteed Notes, 7.50% Senior Notes due 2026, the Existing 2027 Guaranteed Notes and 6.80% Senior Notes due 2038 (the “Plaintiffs”) filed a complaint in the Court seeking the TRO and Injunction and alleging that Transocean made material misstatements and omissions in the Exchange Offer Memorandum. The claim was based on an allegation similar to the one underlying the Notice described above: that Transocean allegedly breached the indentures governing the Existing 2025 Guaranteed Notes and the Existing 2027 Guaranteed Notes because the Structurally Senior Guarantors should have provided a guarantee for the Existing 2025 Guaranteed Notes and the Existing 2027 Guaranteed Notes; and that the purported obligation to provide such guarantees should have been disclosed in the Exchange Offer Memorandum.

Consistent with its position with respect to the Notice and the lack of merit of the allegation therein, Transocean strongly disagrees with the allegation by the Plaintiffs in its lawsuit. On September 3, 2020, Transocean, as defendant, and Whitebox, as plaintiff, each presented its arguments regarding Whitebox’s request for the TRO and Injunction to the Court. At the hearing, the Court promptly denied the Plaintiffs’ TRO and Injunction request. Transocean will continue to defend itself vigorously against such lawsuit and any related future claims, which it believes are meritless.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Transocean Ltd. Announces Successful Court Ruling, Extension of Exchange Offers and Current Exchange Results
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 8, 2020	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person